UNITED STATES SECURITIES AND EXCHANGE COMMISSION WASHINGTON, DC 20549
FORM 8-K CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 14, 2009
CON-WAY INC. (Exact name of Registrant as specified in its charter)
Delaware (State or other jurisdiction of incorporation)	1-5046 (Commission File Number)	94-1444798 (IRS Employer Identification No.)
2855 Campus Drive, Suite 300, San Mateo, California 94403 (Address of principal executive offices, including zip code)
(650) 378-5200 (Registrant's telephone number, including area code)
N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02                      DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

Changes to Con-way Inc. “Change in Control” Executive Severance Program

On December 14, 2009, the Compensation Committee of the Con-way Inc. Board of Directors approved new “change in control” executive severance agreements for eligible executives of Con-way Inc. and its affiliates. For each of the executives identified below (who were “named executives” in Con-way Inc.’s 2009 proxy statement), the new change in control executive severance agreement is intended to replace an existing severance agreement that is scheduled to expire on December 31, 2009.

The forms of new change in control severance agreements offered to Douglas W. Stotlar, Stephen L. Bruffett, Robert L. Bianco, Jr., John G. Labrie, Kevin C. Schick  and Herbert J. Schmidt are attached to this Report on Form 8-K as Exhibits 99.1, 99.2, 99.3, 99.4,  99.5 and 99.6, respectively. Each new severance agreement is structured to be between the executive and his employer, so that the agreements of Messrs. Stotlar, Bruffett and Schick are set up to be with Con-way Inc. and the agreements of Messrs. Bianco, Labrie and Schmidt are set up to be with Menlo Logistics, Inc., Con-way Freight Inc. and Con-way Truckload Inc., respectively.

Under the terms of the agreements, in the event of a qualifying termination of employment in connection with a “change in control,” each of the executives is entitled to receive (i) a severance payment equal to a specified multiple of annual base salary plus target annual bonus (a multiple of 2 for Messrs. Bruffett and Schick and a multiple of 3 for each of the other executives); (ii) payment of a prorated target bonus amount for the calendar year in which the termination of employment occurs; (iii) health and other severance benefits for a specified period of time (24 months for Messrs. Bruffett and Schick and 36 months for the other executives); and (iv) outplacement services.

The new forms of change in control severance agreements do not provide for a gross-up for Internal Revenue Code Section 280G excise taxes, and include certain restrictive covenants, including a covenant regarding non-solicitation of customers and employees. These provisions were previously approved by the Compensation Committee and reported in Con-way Inc.’s Reports on Form 8-K filed on September 25, 2008 and May 6, 2009.

The foregoing description of the new forms of “change in control” executive severance agreements offered to Messrs. Stotlar, Bruffett, Bianco, Labrie, Schick and Schmidt is qualified in its entirety by reference to Exhibits 99.1 through 99.6.

The Compensation Committee also approved Amendment No. 1 (the “Amendment”) to the Con-way Inc. 2006 Equity and Incentive Plan (the “EIP”), a copy of which is attached to this Report on Form 8-K as Exhibit 99.7.

The Amendment revises in certain respects the definition of the term “Change of Control” and also provides that unless otherwise specified in an applicable award agreement, an award made under the EIP will vest in the event of a change in control only upon a qualifying termination of employment (as described in the Amendment) in connection with the change in control (that is, so-called “double-trigger vesting”).  The Compensation Committee intends that future awards made under the EIP will be subject to double-trigger vesting in the event of a change in control. The foregoing description of the Amendment is qualified in its entirety by reference to Exhibit 99.7.

Implementation of New “Non-Change in Control” Executive Severance Program

On December 14, 2009, the Compensation Committee of the Con-way Inc. Board of Directors also approved, for the first time, “non-change in control” executive severance agreements for senior executives (including Messrs. Stotlar, Bruffett, Bianco, Labrie and Schmidt) and a non-change in control executive severance policy for eligible lower level executives.  The forms of new non-change in control severance agreements offered to Messrs. Stotlar, Bruffett, Bianco, Labrie and Schmidt are attached to this Report on Form 8-K as Exhibits 99.8, 99.9, 99.10, 99.11 and 99.12.  Each new agreement is structured to be between the executive and his employer, so that the agreements of Messrs.

Stotlar and Bruffett are set up to be with Con-way Inc. and the agreements of Messrs. Bianco, Labrie and Schmidt are set up to be with Menlo Logistics, Inc., Con-way Freight Inc. and Con-way Truckload Inc., respectively.

Under the terms of the agreements, upon (i) an involuntary termination by the employer of the executive’s employment, other than by reason of death, disability, cause or change in control or (ii) in the case of Messrs. Stotlar and Bruffett, upon a termination by the executive for “good reason” (as defined in their respective severance agreements), the executive is entitled to receive:

(A)
a severance payment equal to a specified multiple of (1) annual base salary plus (2) target annual bonus for the calendar year preceding the calendar year in which the termination of employment occurs, with a specified multiple of  2 for Mr. Stotlar and 1.5 for each of the other executives;

(B)	continued health benefits for a specified period of time (24 months for Mr. Stotlar and 18 months for the other executives); and
(C)	outplacement services.

In addition, a portion of the Named Executive’s unvested stock options, stock appreciation rights (“SARs”), time-based restricted stock and restricted stock units and certain other types of long-term incentive awards will vest upon a qualifying termination of employment.

Only awards granted subsequent to the date of the severance agreement are subject to early vesting. For awards of stock options or SARs that are scheduled to vest in installments, all unvested options and SARs that are scheduled to vest on or before the date that is a specified number of months after the executive’s severance date will vest. In addition, a portion of each time-based restricted stock and restricted stock unit award that is subject to cliff-vesting will vest, with the portion determined by dividing a specified number of months by the number of months in the vesting period. For Mr. Stotlar, the specified number of months is 24, and for Messrs. Bruffett, Bianco, Labrie and Schmidt, the specified number of months is 18. Similar vesting will occur with respect to certain other types of long-term incentive awards, as set forth in the agreements.

The foregoing description of the new forms of “non-change in control” executive severance agreements offered to Messrs. Stotlar, Bruffett, Bianco, Labrie and Schmidt is qualified in its entirety by reference to Exhibits 99.8 through 99.12.

ITEM 8.01 OTHER EVENTS

In order for proposals of shareholders made outside of Rule 14a-8 under the Securities Exchange Act of 1934 (the “Exchange Act”) to be considered “timely” within the meaning of Rule 14a-4(c) under the Exchange Act, such proposals must be received by the Company’s Corporate Secretary by January 19, 2010. The Company’s Bylaws require that proposals of shareholders made outside of Rule 14a-8 under the Exchange Act must be submitted, in accordance with the requirements of the Bylaws, not later than January 19, 2010 and not earlier than December 20, 2009. Any such proposal should be sent to: Corporate Secretary, Con-way Inc., 2855 Campus Drive, Suite 300, San Mateo, California 94403

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits

Exhibit No.                                                      Description

99.1 through 99.6                                           Change in Control Severance Agreements
99.7                                                                   Amendment No. 1 to the Con-way Inc. 2006 Equity and Incentive Plan
99.8 through 99.12                                          Non-Change in Control Severance Agreements

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CON-WAY INC.
(Registrant)

Date: December 18, 2009	/s/ Jennifer W. Pileggi
Name: Jennifer W. Pileggi
Title: Executive Vice President, General Counsel and Secretary